EXHIBIT 23.4

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statement on Form S-3/A (No. 333-12255) of Sinclair Broadcast Group, Inc. of our report dated March 22, 1996 relating to the financial statements of Kansas City TV 62 Limited Partnership, which appears on page 63 of the Form 8-K of Sinclair Broadcast Group, Inc. dated May 9, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Price Waterhouse LLP
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Price Waterhouse LLP


Boston, Massachusetts
November 6, 1996